Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the 2015 Equity Incentive Plan of China Health Industries Holdings, Inc. (the “Company”), dated as of March 27, 2015 of our report dated September 27, 2016 with respect to the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal years ended June 30, 2016, filed with the Securities and Exchange Commission on September 29, 2016.

/s/ CANUSWA ACCOUNTING & TAX SERVICES INC.

Bellevue, WA 98008
November 6, 2016